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Exhibit 4.7

SINCLAIR BROADCAST GROUP, INC., as Issuer,
and certain of its subsidiaries, as Guarantors

and

WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as FIRST UNION
NATIONAL BANK), as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of November 8, 2002

SENIOR SUBORDINATED DEBT SECURITIES
Supplemental to Indenture dated as of March 14, 2002

        SECOND SUPPLEMENTAL INDENTURE, dated as of November 8, 2002 (the "Second Supplemental Indenture" or "this Supplemental Indenture"), among SINCLAIR BROADCAST GROUP, INC., a Maryland corporation (the "Company"), BIRMINGHAM (WABM-TV) LICENSEE, INC., a Maryland corporation, CHANNEL 33, INC., a Nevada corporation, CHESAPEAKE TELEVISION, INC., a Maryland corporation, CHESAPEAKE TELEVISION LICENSEE, LLC, a Maryland limited liability company, FSF-TV, INC., a North Carolina corporation, KABB LICENSEE, LLC, a Maryland limited liability company, KBSI LICENSEE, L.P., a Virginia limited partnership, KDNL LICENSEE, LLC, a Maryland limited liability company, KETK LICENSEE L.P., a Virginia limited partnership, KGAN LICENSEE, LLC, a Maryland limited liability company, KLGT, INC., a Minnesota corporation, KLGT LICENSEE, LLC, a Maryland limited liability company, KOCB, INC., an Oklahoma corporation, KOCB LICENSEE, LLC, a Maryland limited liability company, KOKH LICENSEE, LLC, a Maryland limited liability company, KSMO, INC., a Maryland corporation, KSMO LICENSEE, INC., a Delaware corporation, KUPN LICENSEE, LLC, a Maryland limited liability company, MONTECITO BROADCASTING CORPORATION, a Delaware corporation, NEW YORK TELEVISION, INC., a Maryland corporation, RALEIGH (WRDC-TV) LICENSEE, INC., a Maryland corporation, SAN ANTONIO (KRRT-TV) LICENSEE, INC., a Maryland corporation, SCI-INDIANA LICENSEE, LLC, a Maryland limited liability company, SCI-SACRAMENTO LICENSEE, LLC, a Maryland limited liability company, SINCLAIR ACQUISITION IV, INC., a Maryland corporation, SINCLAIR ACQUISITION VII, INC., a Maryland corporation, SINCLAIR ACQUISITION VIII, INC., a Maryland corporation, SINCLAIR ACQUISITION IX, INC., a Maryland corporation, SINCLAIR ACQUISITION X, INC., a Maryland corporation, SINCLAIR ACQUISITION XI, INC., a Maryland corporation, SINCLAIR ACQUISITION XII, INC., a Delaware corporation, SINCLAIR ACQUISITION XIII, INC. a Maryland corporation, SINCLAIR ACQUISITION XIV, INC., a Maryland corporation, SINCLAIR ACQUISITION XV, INC., a Maryland corporation, SINCLAIR COMMUNICATIONS, INC., a Maryland corporation, SINCLAIR COMMUNICATIONS II, INC., a Delaware corporation, SINCLAIR FINANCE, LLC, a Minnesota limited liability company, SINCLAIR HOLDINGS I, INC., a Virginia corporation, SINCLAIR HOLDINGS II, INC., a Virginia corporation, SINCLAIR HOLDINGS III, INC., a Virginia corporation, SINCLAIR MEDIA I, INC., a Maryland corporation, SINCLAIR MEDIA II, INC., a Maryland corporation, SINCLAIR MEDIA III, INC., a Maryland corporation, SINCLAIR NEWSCENTRAL, LLC, a Maryland limited liability company, SINCLAIR PROPERTIES, LLC, a Virginia limited liability company, SINCLAIR PROPERTIES II LLC, a Virginia limited liability company, SINCLAIR TELEVISION COMPANY, INC., a Delaware corporation, SINCLAIR TELEVISION COMPANY II, INC., a Delaware corporation, SINCLAIR TELEVISION OF BUFFALO, INC., a Delaware corporation, SINCLAIR TELEVISION OF CHARLESTON, INC., a Delaware corporation, SINCLAIR TELEVISION OF DAYTON, INC., a Delaware corporation, SINCLAIR TELEVISION OF NASHVILLE, INC., a Tennessee corporation, SINCLAIR TELEVISION OF NEVADA, INC., a Nevada corporation, SINCLAIR TELEVISION OF OKLAHOMA, INC., a Delaware corporation, SINCLAIR TELEVISION OF TENNESSEE, INC., a Delaware corporation, SINCLAIR TELEVISION LICENSE HOLDER, INC., a Nevada corporation, WCGV, INC., a Maryland corporation, WCGV LICENSEE, LLC, a Maryland limited liability company, WCHS LICENSEE, LLC, a Maryland limited liability company, WCWB LICENSEE, LLC, a Maryland limited liability company, WDKY, INC., a Delaware corporation, WDKY LICENSEE, LLC, a Maryland limited liability company, WEAR LICENSEE, LLC, a Maryland limited liability company, WEMT LICENSEE, L.P., a Virginia limited partnership, WGGB, INC., a Maryland corporation, WGGB LICENSEE, LLC, a Maryland limited liability company, WGME, INC., a Maryland corporation, WGME LICENSEE, LLC, a Maryland limited liability company, WICD LICENSEE, LLC, a Maryland limited liability company, WICS LICENSEE, LLC, a Maryland limited liability company, WKEF LICENSEE, L.P., a Virginia limited partnership, WLFL, INC., a Maryland corporation, WLFL LICENSEE, LLC, a Maryland limited liability company, WLOS LICENSEE, LLC, a Maryland limited liability company, WMMP LICENSEE, L.P., a Virginia limited partnership, WMSN LICENSEE, LLC, a Nevada limited liability company, WNYO, INC., a Delaware corporation, WPGH LICENSEE, LLC, a Maryland limited liability company, WRGT LICENSEE, LLC, a Nevada limited liability company, WRLH LICENSEE, LLC, a Nevada limited liability company, WSMH, INC., a Maryland corporation, WSMH LICENSEE, LLC, a Maryland limited liability company, WSTR LICENSEE, INC., a Maryland corporation, WSYT LICENSEE, L.P., a Virginia limited partnership, WSYX LICENSEE, INC., a Maryland corporation, WTAT LICENSEE, LLC, a Nevada limited liability company, WTTO, INC., a Maryland corporation, WTTO LICENSEE, LLC, a Maryland limited liability company, WTVZ, INC., a Maryland corporation, WTVZ LICENSEE, LLC, a Maryland limited liability company, WTWC, INC., a Maryland corporation, WTWC LICENSEE, LLC, a Maryland limited liability company, WUHF LICENSEE, LLC, a Nevada limited liability company, WUPN LICENSEE, LLC, a Maryland limited liability company, WUTV LICENSEE, LLC, a Nevada limited liability company, WUXP LICENSEE, LLC, a Maryland limited liability company, WVAH LICENSEE, LLC, a Nevada limited liability company, WVTV LICENSEE, INC., a Maryland corporation, WXLV LICENSEE, LLC, a Nevada limited liability company, WYZZ, INC., a Maryland corporation, WYZZ LICENSEE, INC., a Delaware corporation, and WZTV LICENSEE, LLC, a Nevada limited liability company, (collectively, the "Guarantors"), and WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as FIRST UNION NATIONAL BANK), a national banking association organized under the laws of the United States of America, as trustee (the "Trustee").

RECITALS OF THE COMPANY

        WHEREAS, the Company, certain of its subsidiaries, and the Trustee are parties to an Indenture, dated as of March 14, 2002 (the "Indenture"); and

        WHEREAS, on March 14, 2002, the Company issued $300,000,000 of its 8% Senior Subordinated Notes due 2012 (the "Notes") pursuant to the Indenture; and

        WHEREAS, on March 14, 2002, the Company, certain of its subsidiaries and certain initial purchasers entered into a Registration Rights Agreement in order to provide certain benefits to the purchasers of the Notes;

        WHEREAS, on July 26, 2002, the Company, certain of its subsidiaries and the Trustee entered into a First Supplemental Indenture, dated as of July 26, 2002;

        WHEREAS, Section 301 of the Indenture provides that "the Company may, from time to time, without notice to or the consent of the Holders of Securities, create and issue further Securities ("Additional Securities") under this Indenture ranking equally with the Securities in all respects" and that such Additional Securities "will be consolidated and form a single series with the Securities, vote together with the Securities and have the same terms as to status, redemption or otherwise as the Securities"; and

        WHEREAS, the "Form of Reverse of Securities" contained in Section 203 of the Indenture includes substantially identical language within the form of the Notes as that referred to above in Section 301; and

        WHEREAS, the Company intends from time to time to issue additional Notes in accordance with Sections 203 and 301 of the Indenture; and

        WHEREAS, Section 901(c) of the Indenture provides that the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into a supplemental indenture without the consent of any holders of the Notes in order "to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or in any Guarantee, or to make any other provisions with respect to matters or questions arising under this Indenture, the Securities or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interests of the Holders"; and

        WHEREAS, the entry into this Second Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

        WHEREAS, the Company by Board Resolution has authorized the execution and delivery of this Second Supplemental Indenture.

        NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        It is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

RELATION TO INDENTURE; GENERAL PROVISIONS

        Section 101.    Relation to Indenture.    This Second Supplemental Indenture constitutes an integral part of Indenture and is effective with respect to any and all Securities issued under the Indenture.

        Section 102.    General Provisions.    For all purposes of this Second Supplemental Indenture:

        (a)  references herein to the Indenture shall mean the Indenture, as heretofore supplemented and as supplemented by this Second Supplemental Indenture;

        (b)  a term defined in the Indenture has the same meaning when used in this Second Supplemental Indenture unless otherwise defined herein (in which case the definition set forth herein shall govern);

        (c)  a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

        (d)  the singular includes the plural and vice versa;

        (e)  headings are for convenience of reference only and do not affect interpretation;

        (f)    all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

        (g)  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

        (h)  the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

        (i)    all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America.

ARTICLE TWO

AMENDMENT TO THE INDENTURE

        Section 201.    Definitions.    Section 101 of the Indenture is amended so that the following definition is amended:

        "Registration Rights Agreement" means (1) the Registration Rights Agreement, dated as of March 14, 2002, among the Company, the Guarantors and the Initial Purchasers or (2) with respect to any Securities issued subsequent to March 14, 2002, the registration rights agreement entered into for the benefit of the Holders of such Securities.

        Section 202.    Form of Notes.    Section 201 of the Indenture is amended by adding the following seventh paragraph to Section 201:

        "With respect to any Securities issued subsequent to March 14, 2002, (1) all references in Section 202 ("Form of Face of Security") and elsewhere in this Indenture to a Registration Rights Agreement shall be to the applicable registration rights agreement entered into with respect to such Securities, (2) any references in Section 202 and elsewhere in this Indenture to the Exchange Offer Registration Statement, Exchange Offer, Exchange Securities, Shelf Registration Statement, Initial Purchaser, Penalty Interest, Prescribed Time Period, Closing Date and any other term related thereto shall be to such terms as they are defined in such registration rights agreement entered into with respect to such Securities, (3) all time periods described in the Securities with respect to the registration of such Securities shall be as provided in such registration rights agreement entered into with respect to such Securities and (4) all provisions of this Indenture shall be construed and interpreted to permit the issuance of such Securities."

ARTICLE THREE

MISCELLANEOUS

        Section 301.    Continued Effectiveness of Indenture.    Except as amended hereby, the Indenture shall continue in full force and effect.

        Section 302.    Purpose.    The purpose of this Second Supplemental Indenture is to effect the amendments set forth herein. Each of the Company and the Guarantors represents and warrants that all the conditions and requirements necessary to make this Second Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

        Section 303.    Rights of Trustee.    The Trustee executes this Second Supplemental Indenture only on the condition that it shall have and enjoy with respect thereto all of the rights, duties, and immunities as set forth in the Indenture.

        Section 304.    Successors and Assigns.    All covenants and agreements in this Second Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether or not so expressed.

        Section 305.    Separability Clause.    In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 306.    Benefits of Second Supplemental Indenture.    Nothing in this Second Supplemental Indenture or in the related Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders of Notes of any series created on or after the date hereof, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

        Section 307.    Governing Law.    This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

        Section 308.    Counterparts.    This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        Section 309.    Effect of Headings and Table of Contents.    The Article and Section headings are for convenience only and shall not affect the construction hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first above written.

SINCLAIR BROADCAST GROUP, INC. as Issuer
By

	Name:	David B. Amy
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS

CHESAPEAKE TELEVISION, INC. KSMO, INC. WCGV, INC. SINCLAIR ACQUISITION IV, INC. WLFL, INC. SINCLAIR MEDIA I, INC. WSMH, INC.
SINCLAIR MEDIA II, INC.
WSTR LICENSEE, INC.
WGME, INC.
SINCLAIR MEDIA III, INC.
WTTO, INC.
WTVZ, INC.
WYZZ, INC.
KOCB, INC.
FSF-TV, INC.
KSMO LICENSEE, INC.
WDKY, INC.
WYZZ LICENSEE, INC.
KLGT, INC.
SINCLAIR TELEVISION COMPANY II, INC.
SINCLAIR COMMUNICATIONS, INC.
WSYX LICENSEE, INC.
WGGB, INC.
WTWC, INC.
SINCLAIR COMMUNICATIONS II, INC.
SINCLAIR HOLDINGS I, INC.
SINCLAIR HOLDINGS II, INC.
SINCLAIR HOLDINGS III, INC.
SINCLAIR TELEVISION COMPANY, INC.
SINCLAIR TELEVISION OF BUFFALO, INC.
SINCLAIR TELEVISION OF CHARLESTON, INC.
SINCLAIR TELEVISION OF NASHVILLE, INC.

SINCLAIR TELEVISION OF NEVADA, INC.
SINCLAIR TELEVISION OF OKLAHOMA, INC.
SINCLAIR TELEVISION OF TENNESSEE, INC.
SINCLAIR TELEVISION LICENSE HOLDER, INC.
SINCLAIR TELEVISION OF DAYTON, INC.
SINCLAIR ACQUISITION VII, INC.
SINCLAIR ACQUISITION VIII, INC.
SINCLAIR ACQUISITION IX, INC.
SINCLAIR ACQUISITION X, INC.
SINCLAIR ACQUISITION XI, INC.
SINCLAIR ACQUISITION XII, INC.
MONTECITO BROADCASTING CORPORATION
CHANNEL 33, INC.
WNYO, INC.
NEW YORK TELEVISION, INC.
BIRMINGHAM (WABM-TV) LICENSEE, INC.
RALEIGH (WRDC-TV) LICENSEE, INC.
SAN ANTONIO (KRRT-TV) LICENSEE, INC. WVTV LICENSEE, INC. SINCLAIR ACQUISITION XIII, INC. SINCLAIR ACQUISITION XIV, INC. SINCLAIR ACQUISITION XV, INC.
SINCLAIR PROPERTIES, LLC SINCLAIR PROPERTIES II, LLC
KBSI LICENSEE L.P. KETK LICENSEE L.P. WMMP LICENSEE L.P. WSYT LICENSEE L.P.
By:	Sinclair Properties, LLC, General Partner
WEMT LICENSEE L.P. WKEF LICENSEE L.P.
By:	Sinclair Properties II, LLC, General Partner
WGME LICENSEE, LLC
By:	WGME, Inc., Member
WICD LICENSEE, LLC WICS LICENSEE, LLC KGAN LICENSEE, LLC
By:	Sinclair Acquisition IV, Inc., Member
WSMH LICENSEE, LLC
By:	WSMH, Inc., Member

WPGH Licensee, LLC KDNL Licensee, LLC WCWB Licensee, LLC
By:	Sinclair Media I, Inc., Member
WTVZ LICENSEE, LLC
By:	WTVZ, Inc., Member
CHESAPEAKE TELEVISION LICENSEE, LLC KABB LICENSEE, LLC SCI—SACRAMENTO LICENSEE, LLC WLOS LICENSEE, LLC
By:	Chesapeake Television, Inc., Member
KLGT LICENSEE, LLC
By:	KLGT, Inc., Member
WCGV LICENSEE, LLC
By:	WCGV, Inc., Member
SCI—INDIANA LICENSEE, LLC KUPN LICENSEE, LLC WEAR LICENSEE, LLC
By:	Sinclair Media II, Inc.—Member
WLFL LICENSEE, LLC
By:	WLFL, Inc.—Member
WTTO LICENSEE, LLC
By:	WTTO, Inc.—Member
WTWC LICENSEE, LLC
By:	WTWC, Inc.—Member
WGGB LICENSEE, LLC
By:	WGGB, Inc., Member
KOCB LICENSEE, LLC
By:	KOCB, Inc., Member
WDKY LICENSEE, LLC
By:	WDKY, Inc., Member
KOKH LICENSEE, LLC
By:	Sinclair Television of Oklahoma, Inc., Member
WUPN LICENSEE, LLC WUTV LICENSEE, LLC WXLV LICENSEE, LLC
By:	Sinclair Television of Buffalo, Inc., Member
WUXP LICENSEE, LLC
By:	Sinclair Television of Tennessee, Inc., Member

WCHS LICENSEE, LLC
		By:	Sinclair Media III, Inc., Member
SINCLAIR FINANCE, LLC
		By:	KLGT, Inc., Member
WZTV LICENSEE, LLC WVAH LICENSEE, LLC
		By:	Sinclair Television of Nashville, Inc., Member
WMSN LICENSEE, LLC WUHF LICENSEE, LLC
		By:	Sinclair Television Company, Inc., Member
WTAT LICENSEE, LLC WRLH LICENSEE, LLC
		By:	Sinclair Television of Charleston, Inc., Member
WRGT LICENSEE, LLC
		By:	Sinclair Television of Dayton, Inc., Member
SINCLAIR NEWSCENTRAL, LLC
		By:	Sinclair Communications, Inc., Member
ATTEST:		By:

NAME:		David B. Amy in his capacity as
Secretary or Manager, as the case may be
TITLE:

WACHOVIA BANK, NATIONAL ASSOCIATION as Trustee

By:

Name:
Title:

STATE OF	)

	)	ss.:
COUNTY OF	)

        On the    day of December, 2002, before me personally came David B. Amy, to me known, who, being by me duly sworn, did depose and say that he resides at                        ; that he is Executive Vice President and Chief Financial Officer of Sinclair Broadcast Group, Inc. and Secretary, Manager or Secretary of the Sole Member, as the case may be, of each of BIRMINGHAM (WABM-TV) LICENSEE, INC., a Maryland corporation, CHANNEL 33, INC., a Nevada corporation, CHESAPEAKE TELEVISION, INC., a Maryland corporation, CHESAPEAKE TELEVISION LICENSEE, LLC, a Maryland limited liability company, FSF-TV, INC., a North Carolina corporation, KABB LICENSEE, LLC, a Maryland limited liability company, KBSI LICENSEE, L.P., a Virginia limited partnership, KDNL LICENSEE, LLC, a Maryland limited liability company, KETK LICENSEE L.P., a Virginia limited partnership, KGAN LICENSEE, LLC, a Maryland limited liability company, KLGT, INC., a Minnesota corporation, KLGT LICENSEE, LLC, a Maryland limited liability company, KOCB, INC., an Oklahoma corporation, KOCB LICENSEE, LLC, a Maryland limited liability company, KOKH LICENSEE, LLC, a Maryland limited liability company, KSMO, INC., a Maryland corporation, KSMO LICENSEE, INC., a Delaware corporation, KUPN LICENSEE, LLC, a Maryland limited liability company, MONTECITO BROADCASTING CORPORATION, a Delaware corporation, NEW YORK TELEVISION, INC., a Maryland corporation, RALEIGH (WRDC-TV) LICENSEE, INC., a Maryland corporation, SAN ANTONIO (KRRT-TV) LICENSEE, INC., a Maryland corporation, SCI-INDIANA LICENSEE, LLC, a Maryland limited liability company, SCI-SACRAMENTO LICENSEE, LLC, a Maryland limited liability company, SINCLAIR ACQUISITION IV, INC., a Maryland corporation, SINCLAIR ACQUISITION VII, INC., a Maryland corporation, SINCLAIR ACQUISITION VIII, INC., a Maryland corporation, SINCLAIR ACQUISITION IX, INC., a Maryland corporation, SINCLAIR ACQUISITION X, INC., a Maryland corporation, SINCLAIR ACQUISITION XI, INC., a Maryland corporation, SINCLAIR ACQUISITION XII, INC., a Delaware corporation, SINCLAIR ACQUISITION XIII, INC. a Maryland corporation, SINCLAIR ACQUISITION XIV, INC., a Maryland corporation, SINCLAIR ACQUISITION XV, INC., a Maryland corporation, SINCLAIR COMMUNICATIONS, INC., a Maryland corporation, SINCLAIR COMMUNICATIONS II, INC., a Delaware corporation, SINCLAIR FINANCE, LLC, a Minnesota limited liability company, SINCLAIR HOLDINGS I, INC., a Virginia corporation, SINCLAIR HOLDINGS II, INC., a Virginia corporation, SINCLAIR HOLDINGS III, INC., a Virginia corporation, SINCLAIR MEDIA I, INC., a Maryland corporation, SINCLAIR MEDIA II, INC., a Maryland corporation, SINCLAIR MEDIA III, INC., a Maryland corporation, SINCLAIR NEWSCENTRAL, LLC, a Maryland limited liability company, SINCLAIR PROPERTIES, LLC, a Virginia limited liability company, SINCLAIR PROPERTIES II LLC, a Virginia limited liability company, SINCLAIR TELEVISION COMPANY, INC., a Delaware corporation, SINCLAIR TELEVISION COMPANY II, INC., a Delaware corporation, SINCLAIR TELEVISION OF BUFFALO, INC., a Delaware corporation, SINCLAIR TELEVISION OF CHARLESTON, INC., a Delaware corporation, SINCLAIR TELEVISION OF DAYTON, INC., a Delaware corporation, SINCLAIR TELEVISION OF NASHVILLE, INC., a Tennessee corporation, SINCLAIR TELEVISION OF NEVADA, INC., a Nevada corporation, SINCLAIR TELEVISION OF OKLAHOMA, INC., a Delaware corporation, SINCLAIR TELEVISION OF TENNESSEE, INC., a Delaware corporation, SINCLAIR TELEVISION LICENSE HOLDER, INC., a Nevada corporation, WCGV, INC., a Maryland corporation, WCGV LICENSEE, LLC, a Maryland limited liability company, WCHS LICENSEE, LLC, a Maryland limited liability company, WCWB LICENSEE, LLC, a Maryland limited liability company, WDKY, INC., a Delaware corporation, WDKY LICENSEE, LLC, a Maryland limited liability company, WEAR LICENSEE, LLC, a Maryland limited liability company,

WEMT LICENSEE, L.P., a Virginia limited partnership, WGGB, INC., a Maryland corporation, WGGB LICENSEE, LLC, a Maryland limited liability company, WGME, INC., a Maryland corporation, WGME LICENSEE, LLC, a Maryland limited liability company, WICD LICENSEE, LLC, a Maryland limited liability company, WICS LICENSEE, LLC, a Maryland limited liability company, WKEF LICENSEE, L.P., a Virginia limited partnership, WLFL, INC., a Maryland corporation, WLFL LICENSEE, LLC, a Maryland limited liability company, WLOS LICENSEE, LLC, a Maryland limited liability company, WMMP LICENSEE, L.P., a Virginia limited partnership, WMSN LICENSEE, LLC, a Nevada limited liability company, WNYO, INC., a Delaware corporation, WPGH LICENSEE, LLC, a Maryland limited liability company, WRGT LICENSEE, LLC, a Nevada limited liability company, WRLH LICENSEE, LLC, a Nevada limited liability company, WSMH, INC., a Maryland corporation, WSMH LICENSEE, LLC, a Maryland limited liability company, WSTR LICENSEE, INC., a Maryland corporation, WSYT LICENSEE, L.P., a Virginia limited partnership, WSYX LICENSEE, INC., a Maryland corporation, WTAT LICENSEE, LLC, a Nevada limited liability company, WTTO, INC., a Maryland corporation, WTTO LICENSEE, LLC, a Maryland limited liability company, WTVZ, INC., a Maryland corporation, WTVZ LICENSEE, LLC, a Maryland limited liability company, WTWC, INC., a Maryland corporation, WTWC LICENSEE, LLC, a Maryland limited liability company, WUHF LICENSEE, LLC, a Nevada limited liability company, WUPN LICENSEE, LLC, a Maryland limited liability company, WUTV LICENSEE, LLC, a Nevada limited liability company, WUXP LICENSEE, LLC, a Maryland limited liability company, WVAH LICENSEE, LLC, a Nevada limited liability company, WVTV LICENSEE, INC., a Maryland corporation, WXLV LICENSEE, LLC, a Nevada limited liability company, WYZZ, INC., a Maryland corporation, WYZZ LICENSEE, INC., a Delaware corporation, and WZTV LICENSEE, LLC, a Nevada limited liability company, the corporations, limited liability companies, and limited partnerships described in and which executed the foregoing instrument; and that he signed his name thereto pursuant to authority of the Boards of Directors, Members or General Partners, as the case may be, of such corporations, limited liability companies, and limited partnerships, as the case may be.

(NOTARIAL SEAL)

STATE OF	)

	)	ss.:
COUNTY OF	)

        On the            day of December, 2002, before me personally came                        , to me known, who, being by me duly sworn, did depose and say that he resides at                        ; that he is an authorized officer of WACHOVIA BANK, NATIONAL ASSOCIATION, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that he signed his name thereto pursuant to like authority.

(NOTARIAL SEAL)

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  Exhibit 4.7
RECITALS OF THE COMPANY
ARTICLE ONE RELATION TO INDENTURE; GENERAL PROVISIONS
ARTICLE TWO AMENDMENT TO THE INDENTURE
ARTICLE THREE MISCELLANEOUS